Exhibit 99.1

【For Immediate Release】

AGBA Announces Fourth Quarter 2023 Earnings, Amid Challenging Macro Environment.

HONG KONG (28 March 2024) - NASDAQ-listed, AGBA Group Holding Limited (“AGBA” or “the Company”) the leading one-stop financial supermarket in Hong Kong released its financial results for the fourth quarter of 2023.

The Company generated $48.9 million in commissions from its Distribution Business during the fourth quarter of 2023, which is double the figure generated during the same period in 2022. This substantial improvement reflects the company’s progress. However, the company believes that this is only a small portion of what the salesforce is capable of as the Hong Kong economy continues to recover and rebound.

On the Platform Business side, our unique OnePlatform now encompasses 90 insurance providers offering 1,152 insurance products and 53 fund houses providing access to 1,137 investment products. We are constantly introducing new products to cater to the needs of our individual and commercial customers, including innovative insurance and investment solutions.

Simultaneously, we are dedicated to transforming our Healthcare Business, Dr. Jones Fok & Associates Medical Scheme Management Limited (“JFA”) brand, into Asia’s foremost medical care institution by 2025. Our goal is to redefine industry standards by delivering market-leading customer care and infrastructure, supported by the power of data analytics.

A significant milestone achieved recently was the successful completion of a private placement, involving ordinary shares and warrants. This placement included the participation of an institutional investor as well as AGBA’s senior management. The placement was completed at a substantial premium to the current market price, demonstrating confidence in the Company’s current business and business outlook, strengthening the Company’s financial position and supporting its growth initiatives.

AGBA has thrived despite macroeconomic challenges, adapting its business model and positioning itself for continued growth. New product launches, strategic partnerships, and platform achievements have all solidified the Company’s market presence. As the Hong Kong market shows signs of recovery, as evidenced by increased spending on financial products and services during the Chinese New Year, AGBA is well-positioned to seize promising opportunities both in its home market and beyond.

Mr. Wing-Fai Ng, Group President of AGBA Group Holding Limited stated, “Over the past 12-18 months, we have diligently worked on refining our business model and positioning ourselves to capitalize on growth opportunities in our core industries. We hold an optimistic outlook on the macroeconomic environment, as well as the fundamental factors that drive growth in the financial services and healthcare industries. With our strong market position in Hong Kong, the Greater Bay Area (GBA), and our upcoming presence in Singapore, we are genuinely excited about the future. Our dedicated team is fully committed to delivering exceptional results and creating value for our stakeholders in 2024 and beyond.”

To view a detailed analysis of our Q4 financial results and future outlook, please visit www.agba.com/ir. For more details, please refer to the company’s report on Form 10-K filed with the Securities and Exchange Commission on 28 March 2024.

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About AGBA Group:

Established in 1993, AGBA Group Holding Limited (NASDAQ: “AGBA”) is a leading one-stop financial supermarket based in Hong Kong offering the broadest set of financial services and healthcare products in the Guangdong-Hong Kong-Macao Greater Bay Area (GBA) through a tech-led ecosystem, enabling clients to unlock the choices that best suit their needs. Trusted by over 400,000 individual and corporate customers, the Group is organized into four market-leading businesses: Platform Business, Distribution Business, Healthcare Business, and Fintech Business.

For more information about AGBA, please visit www.agba.com

Investor Relations and Media Contact:

Ms. Bethany Lai media@agba.com/ ir@agba.com +852 5529 4500
Social Media Channels: agbagroup LinkedIn | X | Instagram | Facebook | YouTube

Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; the Company’s future business development; product and service demand and acceptance; changes in technology; economic conditions; the outcome of any legal proceedings that may be instituted against us following the consummation of the business combination; expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Hong Kong and the international markets the Company plans to serve and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC, the length and severity of the recent coronavirus outbreak, including its impacts across our business and operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof.